EXHIBIT 99.1

Terra Tech Announces Renovation of West Grand Avenue Cultivation Facility in Oakland, California

Irvine, CA – March 4, 2019 - Terra Tech Corp. (TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced it has completed the renovation of its cultivation facility located on West Grand Avenue, Oakland, in California. One of the goals of the facility will be to research and develop various cultivation techniques to optimize efficiencies and crop yields. Planting of new crops is expected to commence later this week and all cannabis cultivated at the facility will be sold under the Company’s premium IVXX™ brand to California’s medical and adult-use markets.

The newly renovated facility features an upgraded power capacity to allow for more output and a larger vegetation room to support the cultivation of a greater variety of cannabis strains. The rooms are redesigned to incorporate better environmental controls, therefore improving the Company’s ability to cool and dehumidify the rooms and minimize the risk of mold growth. The facility is equipped with a total of 112 high pressure sodium light bulbs (28 bulbs per room) capable of flowering 1,120 pounds of cannabis a year. It also has 18 LED flowering lights that allow for more efficient and environmentally sustainable cultivation. After perfecting the LED lights growing style, Terra Tech aims to convert the facility to 100% LED flowering lights.

Derek Peterson, Chief Executive Officer, said, “The renovation and upgrade of our cultivation facility in Oakland, California, which is located next to our Blüm, Oakland dispensary, provides expanded capacity to support sales growth of our IVXX™ cannabis products in California. This state-of-the-art cultivation facility is designed to enable us to cultivate a greater variety of cannabis strains and explore various growing styles in order to create high quality products at maximum efficiency, to make us more profitable growers.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

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For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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